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                                                                     EXHIBIT 4.2

            SIXTH AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

                  This SIXTH AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT (this "Agreement") is made as of the 4th day of April, 2002 by and among MarketAxess Holdings Inc., a Delaware corporation (the "Company"), LabMorgan Corporation, a Delaware corporation ("LabMorgan"), Bear Market Axess Corp., a Delaware corporation ("Bear"), J.P. Morgan Partners (23A SBIC), LLC, a Delaware limited liability company ("JPMP" and, together with LabMorgan, "JPMC"), DB Capital, Inc., a Delaware corporation ("Deutsche"), ABN AMRO Bank N.V., a Dutch corporation ("ABN"), UBS (USA) Inc., a Delaware corporation ("UBS"), Credit Suisse First Boston Next Fund, Inc., a Delaware corporation ("CSFB"), LB I Group Inc., a Delaware corporation ("Lehman"), Banc of America Technology Investments, Inc., a Delaware corporation ("BOA"), BNP Paribas, a French societe anonyme ("BNP"), the holders of shares of Series F Convertible Preferred Stock of the Company listed on signature pages hereto (collectively, the "TE Investors" and, together with JPMC, Bear, Deutsche, ABN, UBS, CSFB, Lehman, BOA and BNP, each an "Investor" and collectively, the "Investors"), and those parties listed on the signature pages hereto under the caption "Other Holders" (collectively, the "Other Holders").

                                    RECITALS:

         A. JPMC and Bear acquired shares of the Company's Series A Convertible Preferred Stock ("Series A Stock"), shares of the Company's Series A-1 Convertible Preferred Stock, shares of Nonvoting Common Stock (the "Nonvoting Common Stock") and a Warrant to purchase shares of the Company's Common Stock (the "Common Stock") pursuant to the Series A and Series A-1 Convertible Preferred Stock and Warrant Purchase Agreement, dated as of April 19, 2000 (the "Series A Purchase Agreement"); and

         B. Deutsche acquired shares of the Company's Series C Convertible Preferred Stock ("Series C Stock") and a Warrant to purchase shares of Common Stock pursuant to the Series C Convertible Preferred Stock and Warrant Purchase Agreement, dated as of June 20, 2000 (the "Series C Purchase Agreement"); and

         C. ABN and UBS acquired shares of the Company's Series D Convertible Preferred Stock ("Series D Stock") pursuant to the Series D Convertible Preferred Stock Purchase Agreement, dated August 21, 2000 (the "Series D Purchase Agreement"); and

         D. CSFB and Lehman acquired shares of the Company's Series E Convertible Preferred Stock ("Series E Stock") and a Warrant to purchase shares of Common Stock pursuant to the Series E Convertible Preferred Stock and Warrant Purchase Agreement, dated as of September 11, 2000 (the "Series E Purchase Agreement"); and

         E. The TE Investors acquired shares of the Company's Series F Convertible Preferred Stock ("Series F Stock") pursuant to the Agreement and Plan of Merger dated as of January 29, 2001 by and among the Company, Trading Edge, Inc. and the other parties thereto (the "Merger Agreement"); and

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         F.       BOA acquired shares of the Company's Series G Convertible
Preferred Stock ("Series G Stock") pursuant to the Series G Convertible Preferred Stock Purchase Agreement, dated as of February 7, 2001 (the "Series G Purchase Agreement"); and

         G. BNP acquired shares of the Company's Series H Convertible Preferred Stock ("Series H Stock") pursuant to the Series H Convertible Preferred Stock Purchase Agreement, dated as of July 2, 2001 (the "Series H Purchase Agreement"); and

         H. Concurrently with the execution of this Agreement, BOA is agreeing to acquire from the Company shares of the Company's Series I Convertible Preferred Stock ("Series I Stock") and a Warrant to purchase shares of Common Stock pursuant to the Series I Convertible Preferred Stock and Warrant Purchase Agreement, of even date herewith (the "Series I Purchase Agreement" and, collectively with the Series A Purchase Agreement, the Series C Purchase Agreement, the Series D Purchase Agreement, the Series E Purchase Agreement, the Series G Purchase Agreement and the Series H Purchase Agreement, the "Purchase Agreements"); and

         I. By entering into this Agreement, the Company wishes to provide a further inducement to BOA to purchase the shares of Series I Stock pursuant to the Series I Purchase Agreement.

                  NOW, THEREFORE, in consideration of the foregoing, the parties agree as follows:

                  1.       Definitions. For purposes of this Agreement:

                           (a)      "Common Stock" means shares of common stock,
par value $0.001, of the Company.

                           (b)      "Dealer Warrant" means the amended and
restated warrant to purchase an aggregate of 15,000,000 shares of Common Stock dated as of the date hereof, as amended from time to time.

                           (c)      "Exchange Act" means the Securities Exchange
Act of 1934, as amended.

                           (d)      "Form S-3" means such form under the
Securities Act as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

                           (e)      "Holder" means any Person owning or having
the right to acquire Registrable Securities, or any assignee thereof in accordance with Section 11 hereof.

                           (f)      "Initiating Holders" means the Holder(s)
initiating a registration request under section 2(a) below.

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                           (g)      "Investor Request" means a request from
either (i) Investors that in the aggregate possess at least forty percent (40%) of the Registrable Investor Securities outstanding as of the date of such request or (ii) the TE Investors holding a majority in interest of the Registrable Investor Securities held by all TE Investors and at least two other "Major Investors." For purposes of this Section 1(g), the term "Major Investor" shall mean any of Bear, JPMC, Deutsche, CSFB and Lehman (in each case, so long as such Major Investor holds at least 50% of the Registrable Investor Securities held by such Major Investor on the date hereof) or any other Investor holding at least 10% of the outstanding capital stock of the Company.

                           (h)      "majority in interest of the Holders" means
Holders holding a majority of the Registrable Securities held by all applicable Holders.

                           (i)      "Nonvoting Common Stock" means the Nonvoting
Common Stock of the Company, par value $0.001 per share.

                           (j)      "Person" means any individual, partnership,
limited liability company, joint venture, corporation, association, trust or any other entity or organization.

                           (k)      "Preferred Stock" means the Series A Stock,
Series B Stock, Series C Stock, Series D Stock, Series E Stock, Series F Stock, Series G Stock, Series H Stock and Series I Stock of the Company.

                           (l)      "Register," "registered," and "registration"
refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document.

                           (m)      "Registrable Investor Securities" means (1)
any Common Stock directly or indirectly issuable or issued upon conversion of the Series A Stock, Series C Stock, Series D Stock, Series E Stock, Series F Stock , Series G Stock, Series H Stock, Series I Stock or Nonvoting Common Stock, or issued or issuable upon exercise of the Dealer Warrant, and (2) any Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, or upon conversion of, such Series A Stock, Series C Stock, Series D Stock, Series E Stock, Series F Stock, Series G Stock, Series H Stock, Series I Stock Nonvoting Common Stock, Dealer Warrant or Common Stock or such warrants, rights or securities; provided, however, that any Registrable Investor Securities sold by an Investor in a transaction in which such Investor's rights under this Agreement are not assigned pursuant to Section 11 below shall cease to be Registrable Investor Securities from and after the time of such sale.

                           (n)      "Registrable Other Holder Securities" means
(1) any Common Stock owned by the Other Holders on the date hereof, (2) any Common Stock issuable or issued upon conversion of the Series B Stock or upon exercise of a fully vested stock option now or hereafter owned by any Other Holder and issued to such Other Holder pursuant to a stock option plan of the Company, and (3) any Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other

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distribution with respect to, or in exchange for or in replacement of, or upon conversion of, such Series B Stock, Common Stock or stock options, or such warrants, rights or securities; provided, however, that any Registrable Other Holder Securities sold by a Person in a transaction in which such Person's rights under this Agreement are not assigned pursuant to Section 11 below shall cease to be Registrable Other Holder Securities from and after the time of such sale.

                           (o)      "Registrable Securities" means,
collectively, the Registrable Other Holder Securities and the Registrable Investor Securities.

                           (p)      "SEC" means the Securities and Exchange
Commission.

                           (q)      "Securities Act" means the Securities Act of
1933, as amended.

                           (r)      "Series B Stock" means the Series B
Convertible Preferred Stock of the Company, par value $.01 per share.

                           (s)      "Violation" means any of the following
statements, omissions or violations: (i) any untrue statement or alleged untrue statement of a material fact contained in a registration statement filed under or referred to in this Agreement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto or any documents filed under state securities or "blue sky" laws in connection therewith, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law arising from, relating to or in connection with the offer and sale of Registrable Securities pursuant to this Agreement.

                  2.       Request for Registration.

                           (a)      If at any time after December 31, 2001 the
Company shall receive a written Investor Request that the Company file a registration statement under the Securities Act, then the Company shall, within ten (10) days of the receipt thereof, give written notice of such request to all Holders and, subject to the limitations of Section 2(b) below, shall file (as expeditiously as practicable, and in any event within sixty (60) days of the receipt of such request) and use its best efforts to effect, a registration statement under the Securities Act with respect to all Registrable Securities which the Holders request to be registered within twenty (20) days of the mailing of such notice by the Company in accordance with Section 19 below.

                           (b)      If Initiating Holders intend to distribute
the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 2 and the Company shall include such information in the written notice referred to in Section 2(a). In such event, the right of any Holder to include such Holder's Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. A majority in interest of the Holders participating in the underwriting shall select the managing underwriter or underwriters in such

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underwriting, such underwriter(s) to be reasonably acceptable to the Company.
All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in Section 4(f)) enter into an underwriting agreement in customary form with the underwriter or underwriters so selected for such underwriting by a majority in interest of such Holders; provided, however, that no Investor (or any of their Permitted Transferees) shall be required to make any representations, warranties or indemnities except as they relate to such Holder's ownership of shares and authority to enter into the underwriting agreement and to such Holder's intended method of distribution, and the liability of such Holder shall be limited to an amount equal to the net proceeds from the offering received by such Holder. Notwithstanding any other provision of this Section 2, if the underwriter advises a Holder that marketing factors require a limitation of the number of shares to be underwritten, then the Holder shall so advise the Company and the Company shall so advise all Holders of Registrable Securities which would otherwise be underwritten pursuant hereto, and the number of shares of Registrable Securities that may be included in the underwriting shall be allocated as follows: (i) first, among the Investors that have elected to participate in such underwritten offering, in proportion (as nearly as practicable) to the aggregate amount of Registrable Investor Securities held by all such Holders, until such Holders have included in the underwriting all shares requested by such Holders to be included, and
(ii) thereafter, among all other Holders of Registrable Securities that have elected to participate in such underwritten offering, in proportion (as nearly as practicable) to the amount of Registrable Securities owned by such Holders. Without the consent of a majority in interest of the Holders of Registrable Investor Securities participating in a registration, no securities other than Registrable Securities shall be covered by such registration if the inclusion of such other securities would result in a reduction of the number of Registrable Securities covered by such registration or included in any underwriting or if, in the opinion of the managing underwriter, the inclusion of such other securities would adversely impact the marketing of such offering.

                           (c)      The Company shall be obligated to effect
only two (2) registrations pursuant to an Investor Request under this Section 2 (an offering which is not consummated shall not be counted for this purpose); provided, however, that the Company shall be obligated to effect as many registrations (but not more than three (3) per year) as may be requested by Holders of Registrable Investor Securities in the event and so long as registration pursuant to Form S-3 or any similar "short-form" registration statement is available.

                           (d)      Notwithstanding the foregoing, if the
Company shall furnish to Holders requesting a registration statement pursuant to this Section 2, a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its shareholders for such registration statement to be filed by reason of a material pending transaction and it is therefore essential to defer the filing of such registration statement, the Company shall have the right to defer such filing for a period of not more than ninety (90) days after receipt of the request of the Initiating Holders; provided, however, that the Company may not utilize this right more than once in any twelve (12) month period.

                  3. Company Registration. If (but without any obligation to do so) the Company proposes to register (including for this purpose a registration effected by the Company for shareholders other than the Investors) any of its stock or other securities under the Securities

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Act in connection with the public offering of such securities solely for cash
(other than a registration on Form S-8 (or similar or successor form) relating solely to the sale of securities to participants in a Company stock plan or to other compensatory arrangements to the extent includable on Form S-8 (or similar or successor form), or a registration on Form S-4 (or similar or successor form)), the Company shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of each Holder given within twenty (20) days after mailing of such notice by the Company in accordance with Section 19, the Company shall, subject to the provisions of
Section 8, use its best efforts to cause to be registered under the Securities Act all of the Registrable Securities that each such Holder has requested to be registered. The Company shall have no obligation under this Section 3 to make any offering of its securities, or to complete an offering of its securities that it proposes to make.

                  4. Obligations of the Company. Whenever required under this Agreement to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

                           (a)      Prepare and file with the SEC a registration
statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities being registered thereunder, keep such registration statement effective for up to one hundred eighty (180) days or until the Holders have completed the distribution referred to in such registration statement, whichever occurs first (but in any event for at least any period required under the Securities Act); provided that before filing such registration statement or any amendments thereto, the Company will furnish to the Holders copies of all such documents proposed to be filed.

                           (b)      Prepare and file with the SEC such
amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

                           (c)      Furnish to the Holders such number of copies
of such registration statement and of each amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus contained in such registration statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 under the Securities Act, in conformity with the requirements of the Securities Act, and such other documents as Holders may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

                           (d)      Use its best efforts to register and qualify
the securities covered by such registration statement for offer and sale under such other securities or "blue sky" laws of such states or jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto (i) to qualify to do business in any state or jurisdiction where it would not otherwise be required to qualify but for the requirements of this clause (d), or (ii) to file a general consent to service of process in any such state or jurisdiction.

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                           (e)      Use diligent efforts to cause all
Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the Company's business or operations to enable the seller or sellers thereof to consummate the disposition of such Registrable Securities.

                           (f)      In the event of any underwritten public
offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering.

                           (g)      Notify each Holder of Registrable Securities
covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event of which it has knowledge as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

                           (h)      Notify each Holder of Registrable Securities
covered by such registration statement and such Holder's underwriters, if any, and confirm such advice in writing: (i) when the registration statement has become effective, (ii) when any post-effective amendment to the registration statement becomes effective and (iii) of any request by the SEC for any amendment or supplement to the registration statement or prospectus or for additional information.

                           (i)      Notify each Holder of Registrable Securities
if at any time the SEC should institute or threaten to institute any proceedings for the purpose of issuing, or should issue, a stop order suspending the effectiveness of the Registration Statement. Upon the occurrence of any of the events mentioned in the preceding sentence, the Company will use its best efforts to prevent the issuance of any such stop order or to obtain the withdrawal thereof as soon as possible. The Company will advise each Holder of Registrable Securities promptly of any order or communication of any public board or body addressed to the Company suspending or threatening to suspend the qualification of any Registrable Securities for sale in any jurisdiction.

                           (j)      Furnish, at the request of any Holder
requesting registration of Registrable Securities pursuant to this Agreement,
(i) on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Agreement, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and
(ii) on the date that the registration statement with respect to such securities becomes effective, a "comfort" letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration

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of Registrable Securities, and, if such securities are being sold through underwriters, a reaffirmation of such letter on the date that such Registrable Securities are delivered to the underwriters for sale.

                           (k)      As soon as practicable after the effective
date of the registration statement, and in any event within sixteen (16) months thereafter, have "made generally available to its security holders" (within the meaning of Rule 158 under the Securities Act) an earning statement (which need not be audited) covering a period of at least twelve (12) months beginning after the effective date of the registration statement and otherwise complying with
Section 11(a) of the Securities Act.

                  5. Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Agreement with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Holder's Registrable Securities. If any registration statement or comparable statement under the Securities Act refers to an Investor or any of its affiliates, by name or otherwise, as the holder of any securities of the Company then, unless counsel to the Company advises the Company that the Securities Act requires that such reference be included in any such statement, each such holder shall have the right to require the deletion of such reference to itself and its affiliates.

                  6. Expenses of Demand Registration. All expenses, other than underwriting discounts and commissions relating to Registrable Securities, incurred in connection with registrations, filings or qualifications pursuant to
Section 2, including without limitation all registration, filing and qualification fees, printers' and accounting fees, fees and disbursements of counsel for the Company, and the reasonable fees and disbursements of one counsel (selected by a majority in interest of the Holders participating in such registration) for each registration for the selling Holders shall be borne by the Company.

                  7. Expenses of Company Registration. The Company shall bear and pay all expenses incurred in connection with any registration, filing or qualification of Registrable Securities with respect to the registrations pursuant to Section 3 for each Holder, including without limitation all registration, filing and qualification fees, printers' and accounting fees relating or apportionable thereto and the fees and disbursements of one counsel for each registration for the selling Holders (selected by the Holders of a majority of the Registrable Securities being registered), but excluding underwriting discounts and commissions relating to Registrable Securities.

                  8. Underwriting Requirements. In connection with any offering initiated by the Company involving an underwriting of shares being issued by the Company, the Company shall not be required under Section 3 to include any Holder's securities in such underwriting unless such Holder accepts the terms of the underwriting as agreed upon between the Company and the underwriters selected by it, and then only in such quantity as will not, in the opinion of the underwriters, exceed the largest number of securities requested to be included in such offering which can be sold without having an adverse effect on such offering by the Company; provided, however, that no Investor participating in such underwriting shall be required to make

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any representations, warranties or indemnities except as they relate to such
Investor's ownership of shares and authority to enter into the underwriting agreement and to such Investor's intended method of distribution, and the liability of such Investor shall be limited to an amount equal to the net proceeds from the offering received by such Investor. If the total number of securities, including Registrable Securities, requested by shareholders to be included in such offering (or in any other offering in which Holders shall have the right to include Registrable Securities pursuant to Section 3) exceeds the largest number of securities that the underwriters reasonably believe can be sold without having an adverse effect on such offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters believe will not have an adverse effect on such offering, and the number of shares that may be included in the underwriting shall be allocated as follows: (i) first, among the Investors that have elected to participate in such underwritten offering, in proportion (as nearly as practicable) to the aggregate amount of Registrable Investor Securities held by all such Holders, until such Holders have included in the underwriting all shares requested by such Holders to be included, and
(ii) second, among all other Holders of Registrable Securities that have elected to participate in such underwritten offering, in proportion (as nearly as practicable) to the amount of Registrable Securities owned by such Holders and
(iii) thereafter, to the extent additional securities may be included in such offering, to other selling shareholders, pro rata according to the total number of securities entitled to be included therein owned by each such other selling shareholder or in such other proportions as shall mutually be agreed to by such other selling shareholders.

                  9. Indemnification. In the event any Registrable Securities are included in a registration statement under this Agreement:

                           (a)      The Company will indemnify and hold harmless
each Holder, its heirs, personal representatives and assigns, each of such Holder's partners, each of such Holder's, and each of such Holder's partners', officers, directors, partners, employees and affiliates, any underwriter (as defined in the Securities Act) for such Holder and each Person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act against any losses, claims, damages or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon a Violation; and the Company will pay to each such indemnified party, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Section 9(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case to a particular indemnified party for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such indemnified party.

                           (b)      Each selling Holder will, severally and not
jointly, indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each Person, if any, who controls the Company within the meaning of the

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Securities Act, any underwriter, any other Holder selling securities in such registration statement and any controlling Person of any such underwriter or other Holder, against any losses, claims, damages or liabilities (joint or several) to which any of the foregoing Persons may become subject, under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will pay, as incurred, any legal or other expenses reasonably incurred by any Person intended to be indemnified pursuant to this Section 9(b), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Section 9(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; and provided further, that, in no event shall the liability of any Holder under this Section 9(b) exceed the net proceeds from the offering received by such Holder.

                           (c)      Promptly after receipt by an indemnified
party under this Section 9 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 9, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties, acting reasonably; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the indemnified party under this Section 9 except if, and only to the extent that, the indemnifying party is actually prejudiced thereby; and such failure to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 9. An indemnifying party may settle any action or claim under this Section 9 at any time without the consent of the indemnified party so long as such settlement involves no cost or liability to the indemnified party and includes an unconditional release of the indemnified party from all liability with respect to such claim or action.

                           (d)      The obligations of the Company and Holders
under this Section 9 shall survive the completion of any offering of Registrable Securities in a registration statement under this Agreement, and otherwise.

                           (e)      Any indemnity agreements contained herein
shall be in addition to any other rights to indemnification or contribution which any indemnified party may have pursuant to law or contract and shall remain operative and in full force and effect regardless of any investigation made or omitted by or on behalf of any indemnified party.

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                           (f)      If a court of competent jurisdiction holds
that the foregoing indemnity is unavailable, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other (taking into consideration, among other things, the fact that the provision of the registration rights and indemnification hereunder is a material inducement to the Investors to purchase Registrable Investor Securities pursuant to the Purchase Agreements) or (ii) if the allocation provided by clause (i) above is not permitted by applicable law or provides a lesser sum to the indemnified party than the amount hereinafter calculated, in such proportion as is appropriate to reflect not only the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other (taking into consideration, among other things, the fact that the provision of the registration rights and indemnification hereunder is a material inducement to the Investors to purchase Registrable Investor Securities pursuant to the Purchase Agreements) but also the relative fault of the indemnifying party and the indemnified party as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by or on behalf of the indemnifying party or the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. Notwithstanding anything to the contrary in this Section 9, no Holder shall be required, pursuant to this
Section 9, to contribute any amount in excess of the net proceeds received by such indemnifying party from the sale of securities in the offering to which the losses, claims, damages, liabilities or expenses of the indemnified party relate.

                  10. Reports Under the Exchange Act. With a view to making available to the Holders the benefits of Rule 144 under the Securities Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:

                           (a)      make and keep public information available,
as those terms are understood and defined in Rule 144 under the Securities Act, at all times after the effective date of the first registration statement filed by the Company for the offering of its securities to the general public;

                           (b)      use its best efforts (without unreasonable
expense) to enable the Holders to utilize Form S-3 for the sale of their Registrable Securities;

                           (c)      file with the SEC in a timely manner all
reports and other documents required of the Company under the Securities Act and the Exchange Act; and

                           (d)      furnish to any Holder, so long as the Holder
owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144 under the Securities Act (at any time after the effective date of the first registration statement filed by the Company) and the Securities Act and

                                       11
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Exchange Act (at any time after it has become subject to such reporting requirements) or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

                  11. Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Agreement may be assigned in whole or in part by a Holder to one or more of its affiliates or to one or more transferees or assignees of not less than 25% of the Registrable Securities owned by such Holder on the date hereof, provided that (in each case) such transferee or assignee delivers to the Company a written instrument by which such transferee or assignee agrees to be bound by the obligations imposed on Holders under this Agreement to the same extent as if such transferee or assignee was a party hereto. Except as specifically permitted in the preceding sentence, neither this Agreement nor any Holder's rights or privileges under this Agreement can be assigned or transferred in whole or in part without the prior written consent of the other parties.

                  12. No Other Registration Rights; Limitations on Subsequent Registration Rights. The Company, represents and warrants to the Investors and each Other Holder that, upon the execution of this Agreement by all of the parties hereto, no "registration rights" relating to securities of the Company will exist on the date hereof other than pursuant to this Agreement. From and after the date of this Agreement, the Company shall not, without the prior written consent of Investors holding a majority of the Registrable Investor Securities then outstanding, enter into any agreement with any holder or prospective holder of any securities of the Company which would allow such holder or prospective holder (a) to include such securities in any registration filed under this Agreement, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of such holder's securities will not reduce the amount of the Registrable Investor Securities of any Investor which is included therein or (b) to request a registration.

                  13. "Market Stand-Off" Agreement. Each Holder hereby agrees that, during the period of ninety (90) days following the effective date of a registration statement of the Company filed under the Securities Act in connection with an underwritten offering (and, in the case of the initial public offering of the Company's securities, one hundred eighty (180) days), it shall not, if requested by the Company and such underwriter, sell or otherwise transfer or dispose of (other than to donees, affiliates or partners who agree to be similarly bound) any Common Stock or any securities of the Company convertible into Common Stock held by it except Common Stock included in such registration. No Investor shall be bound by this Section 13 unless each other Holder and all holders of more than 2% of the Company's outstanding Common Stock shall have complied with this Section 13. To the extent that a Holder is released from the restrictions of this Section 13 with respect to a material number of shares, each Investor will be similarly released on a pro rata or other equitable basis (as determined in good faith by the Board of Directors of the Company).

                  14. Amendment; Waiver. Any provision of this Agreement may be amended only with the written consent of the Company and the Holders of a majority of the Registrable

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Investor Securities then outstanding provided, however, that no amendment of this Agreement shall be effective against a Holder if the rights or obligations of such Holder under this Agreement are materially and adversely changed and the rights of all Holders under this Agreement are not similarly changed. The observance of any provision of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the party to be charged, provided, that the Holders of a majority of the Registrable Investor Securities then outstanding may act on behalf of all Holders of Registrable Securities. Any amendment or waiver effected in accordance with this Section 14 shall be binding upon each Holder of Registrable Securities at the time outstanding, each future Holder of all such securities, and the Company.

                  15. Changes in Registrable Securities. If, and as often as, there are any changes in the Registrable Securities by way of stock split, stock dividend, combination or reclassification, or through merger, consolidation, reorganization or recapitalization, or by any other means (including, without limitation, the reorganization of the Company as a subsidiary of a holding company), appropriate adjustment shall be made in the provisions of this Agreement, as may be required, so that the rights and privileges granted hereby shall continue with respect to the Registrable Securities as so changed. Without limiting the generality of the foregoing, the Company will require any successor by merger or consolidation (or the parent company thereof) to assume and agree to be bound by the terms of this Agreement, as a condition to any such merger or consolidation.

                  16. Entire Agreement. This Agreement constitutes the full and entire understanding and agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior agreements (including, without limitation, the Fifth Amended and Restated Registration Rights Agreement, dated as of July 2, 2001, by and among the Company, JPMC, Bear, Deutsche, ABN, UBS, CSFB, Lehman, the TE Investors, BOA, BNP and the other parties thereto) and any and all negotiations and oral understandings with respect thereto. Nothing in this Agreement, express or implied, is intended to confer upon any Person, other than the parties hereto and their respective successors and assigns, any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided herein.

                  17. Governing Law. This Agreement shall be governed in all respects by the laws of the State of New York as such laws are applied to agreements between New York residents entered into and to be performed entirely within New York, whether or not all parties hereto are residents of New York.

                  18. Successors and Assigns. The provisions hereof shall inure to the benefit of, and be binding upon, the successors, permitted assigns (as provided in Section 11), heirs, executors and administrators of the parties hereto.

                  19. Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon receipt by the party to be notified (including by telecopier, receipt confirmed) or three (3) days after deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed to the party to be notified (a) if to a party other than the Company, at such party's address set forth at the end of this Agreement or at such other address as such party shall have

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furnished the Company in writing, or, until any such party so furnishes an address to the Company, then to and at the address of the last holder of the shares covered by this Agreement who has so furnished an address to the Company, or (b) if to the Company, at its address set forth at the end of this Agreement, or at such other address as the Company shall have furnished to the parties in writing.

                  20. Severability. Any invalidity, illegality or limitation on the enforceability of this Agreement or any part thereof, by any party whether arising by reason of the law of the respective party's domicile or otherwise, shall in no way affect or impair the validity, legality or enforceability of this Agreement with respect to other parties. If any provision of this Agreement shall be judicially determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                  21. Titles and Subtitles. The titles of the Sections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

                  22. Delays or Omissions; Remedies Cumulative. It is agreed that no delay or omission to exercise any right, power or remedy accruing to the parties shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach or default, or any acquiescence therein, or of any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character by a party of any breach or default under this Agreement, or any waiver by a party of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in writing and that all remedies, either under this Agreement, or by law or otherwise afforded to a party, shall be cumulative and not alternative.

                  23. Attorneys' Fees. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

                  24. Counterparts; Facsimile Signatures. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same document. This Agreement may be executed by facsimile signatures.

                     [END OF TEXT. SIGNATURE PAGES FOLLOW.]

                                       14
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                                                                  EXECUTION COPY

                  IN WITNESS WHEREOF, the parties have executed this Sixth Amended and Restated Registration Rights Agreement as of the date first above written.

                                            THE COMPANY:

                                            MARKETAXESS HOLDINGS INC.


                                            By: /s/ Richard McVey
                                                --------------------------------
                                            Name:  Richard McVey
                                            Title: Chief Executive Officer

                                            INVESTORS:

                                            BEAR MARKET AXESS CORP.


                                            By: /s/ Ronald M. Hersch
                                                --------------------------------
                                            Name:  Ronald M. Hersch
                                            Title: President

                                            J.P. MORGAN PARTNERS (23A SBIC), LLC

                                            By: J.P. MORGAN PARTNERS (23A SBIC
                                            MANAGER), INC., its Managing Member

                                            By: /s/ Stephen P. Murray
                                                --------------------------------
                                                Name:  Stephen P. Murray
                                                Title: Partner

                                            LABMORGAN CORPORATION


                                            By: /s/ Carty Y.K. Chock
                                                --------------------------------
                                                Name:  Carty Y.K. Chock
                                                Title: Managing Director

                                       15
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                                                                  EXECUTION COPY

                                            DB CAPITAL, INC.


                                            By: /s/ Donna Milrod
                                                --------------------------------
                                                Name:  Donna Milrod
                                                Title: President

                                            By: /s/ Jean O'Callaghan
                                                --------------------------------
                                                Name:  Jean O'Callaghan
                                                Title:    Vice President

                                            CREDIT SUISSE FIRST BOSTON NEXT
                                            FUND, INC.


                                            By: /s/ Benjamin Cohen
                                                --------------------------------
                                                Name:  Benjamin Cohen
                                                Title: Managing Director

                                            LB I GROUP INC.



                                            By: /s/ Mark Polhill
                                                --------------------------------
                                                Name:  Mark Polhill
                                                Title: Senior Vice President





                                            BANC OF AMERICA TECHNOLOGY
                                            INVESTMENTS, INC.

                                            By: /s/ Daniel Friel
                                                --------------------------------
                                                Name:  Daniel Friel
                                                Title: Senior Vice President



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                                            OTHER HOLDERS:

                                            MONEYLINE NETWORK, INC.

                                            By:_________________________________
                                               Name:
                                               Title:




                                            /s/ Richard McVey
                                            ------------------------------------
                                            Richard McVey

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                                                                  EXECUTION COPY

                            SCHEDULE OF TE INVESTORS

Capital Z Financial Services Fund II, L.P.
Capital Z Financial Services Private Fund II, L.P.
Meritech Capital Partners L.P.
Meritech Capital Affiliates L.P.
Thomas Weisel Capital Partners, L.P.
TWP CEO Founder's Circle (QP), L.P.
TWP CEO Founder's Circle (AI), L.P.
TWP 2000 Co-Investment Fund, L.P.
Thomas Weisel Capital Partners Employee Fund, L.P.
Credit Suisse First Boston Venture Fund I, L.P.
Credit Suisse First Boston Technology Group Fund II, L.P.
Credit Suisse First Boston, Inc.
Angela S. Pennington Irrevocable Trust; Berge K. Hagopian, trustee
ARES Leveraged Investment Fund II, L.P.
ARES Leveraged Investment Fund, L.P.
B. Kipling & Mary Ann Hagopian, TTEES UDT 3/25/88
BancBoston Capital, Inc.
Bayview Investors, Ltd.
BCIP Associates II
BCIP Associates II-B
Brentwood Associates VII, L.P.
Brentwood Affiliates Fund, L.P.
Brookside Capital Partners Fund, L.P.
Eric Rosenfeld IRA R/O Bear Sterns Securities Corp. Custodian IRA
Foothill Partners III, L.P.
Founders Financial Group, L.P.
Gina Lauren Hagopian Trust UA DTD 12/29/80; Timothy M. Pennington, III, trustee Hagopian Family Foundation
Irwin N. Gold
Jerome S. Markowitz
Mark Lasery
Media Technology Ventures, L.P.
Media Technology Ventures Entrepreneurs Fund, L.P.
Nader Tavakoli
Pennington Family Revocable Trust UDT 5/23/84; Timothy M. Pennington, III, trustee Ramsey Beirne Partners, LLC
Sanakaty High Yield Asset Partners, L.P.
Standard Capital Group, Inc.
Stephen A. Roth
SunAmerica, Inc.
TCV III (Q), L.P.
TCV III Strategic Partners, L.P.
TCV III, L.P.
TCV III (GP)

                                       18
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The Deltec Banking Corporation Limited
TWP Trading Edge Investors
Thomas W. Weisel
Todd Kipling Hagopian Trust UA DTD 12/29/80; Timothy M. Pennington, III, trustee Edge Investments, Ltd.
Derek Lemke Von Ammon & Sara Lemke Von Ammon JTWROS
Fredericks Investments, L.P.
J. Sanford Miller
Jerome Markowitz & Maria Markowitz, JTWROS
Eric Rosenfeld
Craig R. Johnson & Nicola Johnson TTEES or SUCC U/T Johnson Rev Tr D 7/2/97 Gerald Rosenfeld
David Stith
Lori Finkel
Mark Stephanz
Rand Rosenberg
Jack G. Levin & Debra S. Levin TTEE FBO The Levin Family Trust Dtd 12/18/92 Patrick Forster TTEE FBO Elizabeth Nicole Levin 1992 Trust Dtd 12/18/92
Patrick Forster TTEE FBO Stephanie Cara Levin 1992 Trust Dtd 12/18/92
Thomas Weisel Capital Partners (Dutch), L.P.
Thomas Weisel Capital Partners (Dutch II), L.P.
Dr. Neil J. Goldberg, M.D. Inc., Profit Sharing Plan

                                       19